Exhibit 99.1(b)
                                                                  EXECUTION COPY

                         AMENDMENT AND JOINDER AGREEMENT

     THIS AMENDMENT AND JOINDER AGREEMENT (the "Agreement") is made and entered into as of July 16, 2004 (the "Effective Date"), by and among NEWPORT CORPORATION, a Nevada corporation ("Newport"), BIRCH NANTUCKET HOLDING COMPANY, LLC, a Delaware limited liability company wholly-owned by Newport ("Buyer"), THERMO ELECTRON CORPORATION, a Delaware corporation ("Parent"), SPECTRA-PHYSICS, INC., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("SP"), LIFE SCIENCES INTERNATIONAL, INC., a Pennsylvania corporation and an indirect wholly-owned subsidiary of Parent ("LSI"), LIFE SCIENCES INTERNATIONAL LIMITED, a company organized under the laws of England and Wales and an indirect wholly-owned subsidiary of Parent ("LSL"), (Parent, SP, LSI, and LSL are each referred to as a "Seller" and collectively as the "Sellers") and NEWPORT LTD., a company organized under the laws of England and a wholly-owned subsidiary of Newport ("NL"). Newport, Buyer, NL and the Sellers are sometimes referred to hereafter individually as a "Party" and collectively as the "Parties." All terms not defined herein shall have the meanings set forth in that certain Stock Purchase Agreement dated May 28, 2004 by and among Sellers, Newport and Buyer (the "Stock Purchase Agreement").

     WHEREAS, pursuant to the Stock Purchase Agreement Buyer shall, upon the satisfaction or waiver of certain conditions in the Stock Purchase Agreement, acquire all of the Shares from Parent, LSI and LSL;

     WHEREAS, pursuant to Section 1.2 of the Stock Purchase Agreement, Newport has the right to substitute one or more wholly-owned subsidiaries for Buyer to act as the acquiring entity for the outstanding shares of capital stock of SP, SPF, SPUK, HAL and/or SP Rochester, each of which comprise a portion of the Shares, and Newport desires to have NL, rather than Buyer, act as the acquiring entity with respect to the outstanding shares of capital stock of SPUK (the "SPUK Shares") and the outstanding shares of capital stock of HAL (the "HAL Shares"), pursuant to the terms and conditions of the Stock Purchase Agreement;

     WHEREAS, the Form of Sale and Purchase Agreement relating to the sale of Spectra-Physics GmbH ("SP-GmbH") attached as EXHIBIT C to the Stock Purchase Agreement (the "German Stock Purchase Agreement") contemplates that the shares of SP-GmbH be acquired by Newport GmbH, but Newport desires that such shares be acquired by Micro-Controle S.A.; and

     WHEREAS, Section 1.1 of the Stock Purchase Agreement provides that the European Subsidiaries shall be acquired directly by the Newport European Subsidiaries and the Form of Sale and Purchase Agreement relating to the sale of Spectra-Physics B.V. ("SP-BV") attached as EXHIBIT C to the Stock Purchase Agreement (the "Dutch Stock Purchase Agreement") contemplates that the shares of SP-BV be acquired by Newport B.V., but Newport desires that such shares of SP-BV be acquired indirectly via Buyer's acquisition of Spectra-Physics, Inc.

     NOW, THEREFORE, in consideration of the mutual promises and agreements of the parties herein contained, the parties hereby agree as follows:

     1. Purchase and Sale of SPUK and HAL.

          1.1 SPUK Shares. NL, rather than Buyer, shall purchase the SPUK Shares from Sellers at the Closing, upon the terms and conditions set forth in the Stock Purchase Agreement. As consideration for the transfer of the SPUK Shares, NL, rather than Buyer, shall pay to Sellers at the Closing an aggregate of Two Million Eight Hundred Eighty Two Thousand Eight Hundred Seventy Dollars ($2,882,870), which amount shall comprise a portion of the total Cash Consideration under the Stock Purchase Agreement.

          1.2 HAL Shares. NL, rather than Buyer, shall purchase the HAL Shares from Sellers at the Closing, upon the terms and conditions set forth in the Stock Purchase Agreement. As consideration for the transfer of the HAL Shares, NL, rather than Buyer, shall pay to Sellers at the Closing an aggregate of One Thousand Dollars ($1,000), which amount shall comprise a portion of the total Cash Consideration under the Stock Purchase Agreement.

     2. Purchase and Sale of  Spectra-Physics  GmbH and  Spectra-Physics  Lasers
B.V.

          2.1 Spectra-Physics GmbH. The outstanding shares of SP-GmbH shall not be acquired by Newport GmbH as contemplated by the German Stock Purchase Agreement, but shall instead be acquired by Micro-Controle S.A. on the same terms set forth in the German Stock Purchase Agreement. The parties shall substitute Micro-Controle S.A. for Newport GmbH as the "Purchaser" under such agreement.

          2.2 Spectra-Physics Lasers B.V. The outstanding shares of Spectra-Physics Lasers B.V. shall not be acquired by Newport B.V. (a Newport European Subsidiary) as contemplated by the Dutch Stock Purchase Agreement (and the Stock Purchase Agreement), but shall instead remain an asset of Spectra-Physics, Inc. as of the Closing. Schedule 1 to the Stock Purchase Agreement is hereby amended to delete "Spectra-Physics B.V." therefrom; and, as a result of such deletion, the Parties acknowledge and agree that (a) SP-BV shall no longer be included in the definition of "European Subsidiaries", (b) the shares of SP-B.V. shall no longer be included in the definition of "European Shares", and (c) that the Dutch Stock Purchase Agreement shall not be deemed to be a "European Stock Purchase Agreement" and, as such, shall not be entered into pursuant to the Stock Purchase Agreement.

     3. Amendment and Joinder. Pursuant to Section 1.2 of the Stock Purchase Agreement, and subject to the terms stated in this Agreement, each of the Parties hereby agrees that NL shall be a party to the Stock Purchase Agreement with respect to NL's purchase of the SPUK Shares and the HAL Shares, and that, pursuant to Section 1.2 of the Stock Purchase Agreement, references to "Buyer" in the Stock Purchase Agreement shall refer to Buyer and NL with respect to the purchase and sale of the SPUK Shares and the HAL Shares; provided, however, that notwithstanding anything to the contrary herein or in the Stock Purchase Agreement, all such references to "Buyer" in the Stock Purchase Agreement shall not include NL with respect to Sections 2.1(c), 5.2, 5.13 of the Stock Purchase Agreement.

     4. Effect of Amendment and Joinder. The provisions of this Agreement are hereby incorporated into and made part of the Stock Purchase Agreement. Except as amended by this Agreement, all of the provisions of the Stock Purchase Agreement shall continue in full force and effect. The Parties hereby agree that the Stock Purchase Agreement may not be further modified or amended except by a written agreement signed by the Parties hereto.

                        [signatures follow on next page]

         IN WITNESS WHEREOF, the Parties have signed this Amendment and Joinder Agreement as of the date first written above.

NEWPORT CORPORATION,                      THERMO ELECTRON CORPORATION,
a Nevada corporation                      a Delaware corporation


By: /s/ Jeffrey B. Coyne                  By:  /s/ Theo Melas-Kyriazi
-------------------------------           -------------------------------
Its: Vice President and                   Its:  Vice President and
     General Counsel                            Chief Financial Officer


BIRCH NANTUCKET HOLDING COMPANY, LLC,     SPECTRA-PHYSICS, INC.,
a Delaware limited liability company      a Delaware corporation


By:  /s/ Jeffrey B. Coyne                 By:   /s/ Guy Broadbent
-------------------------------           -------------------------------
Its: Vice President and                   Its:  Chief Executive Officer
     General Counsel


NEWPORT LTD.                                    LIFE SCIENCES INTERNATIONAL,
A corporation organized under the laws of       INC.,
England                                         a Pennsylvania corporation

By: /s/ Charles F. Cargile                By:  /s/ Theo Melas-Kyriazi
-------------------------------           -------------------------------
Its: Director                             Its:  Vice President and
                                                Chief Financial Officer


                                                LIFE SCIENCES INTERNATIONAL
                                                LIMITED,
                                                a corporation organized under
                                                the laws of England and Wales


                                          By:  /s/ James Coley
                                          -------------------------------
                                          Its:  Director